SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
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   Check the appropriate box:

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                                                     the Commission Only
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                                                     14a-6(e)(2))
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                               Banta Corporation
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        14a-6(i)(3).

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
                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952


                    Notice of Annual Meeting of Shareholders
                            To Be Held April 25, 1995


   To the Shareholders of Banta Corporation:

             You are hereby notified that the annual meeting of shareholders of Banta Corporation will be held at the Paper Valley Hotel & Conference Center, 333 West College Avenue, Appleton, Wisconsin, on Tuesday,
   April 25, 1995, at 2:00 p.m., Central Time, for the following purposes:

             1.   To elect ten directors to serve for the ensuing year.

             2. To act upon a proposal to approve the Banta Corporation 1995 Equity Incentive Plan.

             3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

             The Board of Directors has fixed the close of business on March 10, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

             We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you can, of course, revoke the proxy at any time before it is actually voted.


                                      By Order of the Board of Directors
                                      BANTA CORPORATION



                                      Ronald D. Kneezel
                                      Secretary

   Menasha, Wisconsin
   March 15, 1995

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 25, 1995

             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Banta Corporation, a Wisconsin corporation (the "Company"), beginning on or about March 15, 1995, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 25, 1995, at 2:00 p.m., Central Time, at the Paper Valley Hotel & Conference Center, 333 West College Avenue, Appleton, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the ten persons nominated for election as directors referred to herein, FOR the proposal to approve the Banta Corporation 1995 Equity Incentive Plan (the "1995 Plan"), and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to approve the 1995 Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

             Only holders of record of the Company's common stock, $.10 par value (the "Common Stock"), at the close of business on March 10, 1995 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 20,137,770 shares of Common Stock, each of which is entitled to one vote per share.


                              ELECTION OF DIRECTORS

             At the Annual Meeting, the shareholders will elect ten directors of the Company, each to hold office until the 1996 annual meeting of shareholders and until his or her successor is duly elected and has qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the ten persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

             The following sets forth certain information, as of March 10, 1995, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

                                         Principal Occupation; Office, if
                               Director  any, Held in the Company; Other
    Name                  Age  Since     Directorships

    Barry K. Allen        46   1993      President and Chief Operating
                                         Officer of Marquette Electronics,
                                         Inc. (medical equipment and
                                         systems) since September, 1993;
                                         President and Chief Executive
                                         Officer of Illinois Bell, Inc. from
                                         July, 1993 to September, 1993;
                                         President and Chief Executive
                                         Officer of Wisconsin Bell, Inc.
                                         from 1989 to July, 1993; Director
                                         of Harley Davidson, Inc. and
                                         Marquette Electronics, Inc.

    Jameson A. Baxter     51   1991      President, Baxter Associates
                                         (management and financial
                                         consulting); President, Hubbard
                                         Securities, Inc. (securities
                                         dealer); Trustee of The Putnam
                                         Funds.

    Donald D. Belcher     56   1994      President and Chief Executive
                                         Officer of the Company since
                                         January 1, 1995; President and
                                         Chief Operating Officer of the
                                         Company from September 1, 1994 to
                                         January 1, 1995; Senior Group Vice
                                         President of Avery Dennison
                                         Corporation (diversified
                                         manufacturing company) from 1990
                                         until joining the Company.

    George T. Brophy      60   1986      Chairman, Chief Executive Officer
                                         and President of ABTco, Inc.
                                         (building materials) since October,
                                         1992; Chairman of GTB Enterprises
                                         (venture capital and consulting
                                         firm) from 1989 to 1992; Director
                                         of ABTco, Inc.

    William J. Cadogan    46   1993      Chairman since November, 1993,
                                         Chief Executive Officer since
                                         November, 1991, and President since
                                         May, 1990 of ADC
                                         Telecommunications, Inc.
                                         (transmission, networking and
                                         broadband connectivity products);
                                         Senior Vice President of ADC
                                         Telecommunications, Inc. from 1987
                                         until 1990; Director of ADC
                                         Telecommunications, Inc. and
                                         Advanced Circuits Corp.

    Richard L. Gunderson  61   1995      Chairman, President and Chief
                                         Executive Officer of Aid
                                         Association for Lutherans
                                         (fraternal benefit society
                                         providing insurance and financial
                                         services).

    Gerald A. Henseler    54   1982      Executive Vice President and Chief
                                         Financial Officer of the Company
                                         since 1992; Senior Vice President,
                                         Chief Financial Officer and
                                         Treasurer of the Company prior
                                         thereto.

    Bernard S. Kubale     66   1973      Partner, law firm of Foley &
                                         Lardner, Milwaukee, Wisconsin;
                                         Director of Consolidated Papers,
                                         Inc. and Schultz Sav-O-Stores, Inc.

    Donald Taylor         67   1988      Associate, Sullivan Associates (a
                                         director candidate search firm)
                                         since 1992; Managing Director, USA,
                                         Anatar Investments Limited
                                         (international venture capital
                                         specialist) from 1989 to 1992;
                                         Director of Harnischfeger
                                         Industries, Inc. and Johnson
                                         Controls, Inc.

    Allan J. Williamson   63   1966      President of Banta Company, a
                                         division of the Company, since
                                         January, 1991; Executive Vice
                                         President of Banta Company prior
                                         thereto.

             Directors are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

             THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                               BOARD OF DIRECTORS

   General

             The Board held six meetings in 1994. Each director, other than Mr. Cadogan, attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 1994.

             The Company has Audit, Compensation and Nominating Committees of the Board. The Audit Committee consists of Messrs. Allen, Kubale and Taylor (Chairperson). The principal functions performed by the Audit Committee, which met two times in 1994, are to meet with the Company's independent public accountants before the annual audit to review procedures and the scope of the audit; to review the results of the audit; to review the financial control mechanisms used by the Company and the adequacy of the Company's accounting and financial controls; and to annually recommend to the Board a firm of independent public accountants to serve as the Company's auditors. The Compensation Committee consists of Ms. Baxter and Messrs. Allen, Brophy, Cadogan, Gunderson, Kubale (Chairperson), Taylor and Curtis W. Tarr. Mr. Tarr will retire as a director effective at the time of the Annual Meeting. The principal functions of the Compensation Committee, which met five times in 1994, are to administer the Company's equity incentive plans, deferred compensation plans, Management Incentive Award Plan and Long Term Incentive Plan; to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; and to specifically establish compensation of all officers, directors and subsidiary or division presidents. The Nominating Committee consists of Ms. Baxter (Chairperson) and Messrs. Kubale, Tarr, Williamson and Calvin W. Aurand, Jr. Mr. Aurand will retire as a director effective at the time of the Annual Meeting.
   The principal functions of the Nominating Committee, which met one time in 1994, are to recommend persons to be selected by the Board as nominees for election as directors; to recommend persons to be elected to fill any vacancies on the Board; and to consider and recommend to the Board qualifications for the office of director and policies concerning the term of office of directors and the composition of the Board. The Nominating Committee will consider persons recommended by shareholders to become nominees. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.

   Director Compensation

             Directors of the Company, other than full time employees and Mr. Kubale, receive an annual retainer fee of $20,000 plus $1,000 for every meeting of the Board they attend and $1,000 ($1,250 for the committee chairperson) for every committee meeting they attend, unless such committee meeting is held in conjunction with a Board meeting. A director may elect to defer all or any part of the foregoing cash compensation, in which case the amount deferred will be paid in three annual installments after such person ceases to be a director and will be credited with interest at the prime rate.

             In addition to the compensation described above, Messrs. Allen and Cadogan automatically received an option for 1,000 shares of Common Stock at a per share exercise price of $36.25 on April 27, 1994 in accordance with the terms of the Company's 1991 Stock Option Plan (the "1991 Plan"). Upon his election to the Board effective January 1, 1995, Mr. Gunderson automatically received an option for 3,000 shares of Common Stock at a per share exercise price of $30.25 in accordance with the 1991 Plan. Under the terms of the 1991 Plan, each person when first elected as a non-employee director of the Company automatically receives an option for 3,000 shares of Common Stock. In its current form, the 1991 Plan provides that, subsequent to the initial grant, each non-employee director (who continues to serve in such capacity) automatically receives an option to purchase an additional 1,000 shares of Common Stock on the day after the next two succeeding annual meetings of shareholders. Options granted to non-employee directors under the 1991 Plan become exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement during such six-month period, the option will become immediately exercisable in full. Options granted to non-employee directors under the 1991 Plan terminate on the earlier of (a) five years after the date of grant, (b) six months after the non-employee director ceases to be a director by reason of death, or (c) three months after the non-employee director ceases to be a director for any reason other than death.

             Contingent upon shareholder approval of the 1995 Plan at the Annual Meeting, the 1991 Plan has been amended such that no additional options will be granted to non-employee directors thereunder. Assuming that the 1995 Plan is approved by shareholders, the non-employee directors will automatically be granted options under that Plan. See "1995 Plan."

             On August 25, 1994, Mr. Allen exercised an option granted under the 1991 Plan for 1,000 shares and realized a gain of $1,625, and on November 1, 1994, Ms. Baxter exercised an option granted under the 1991 Plan for 1,000 shares and realized a gain of $14,330. No other options were exercised by non-employee directors under the 1991 Plan during fiscal 1994.

             Effective January 1, 1995, non-employee directors of the Company are also entitled to retirement benefits pursuant to a plan adopted by the Company. For a non-employee director who is fully vested under this plan, the annual amount of the benefit will be one-half of the retainer paid to active directors at the time of retirement of the non-employee director. The benefit will be payable commencing after the director's 65th birthday or subsequent retirement from the Board, whichever is later. The retirement benefit will be payable for the number of whole years, up to a maximum of ten, that the director was a non-employee director of the Company. A non-employee director has no vested interest in the retirement benefit until the completion of three full years of service as a non-employee director. At that time, the benefit is 30% vested, and an additional 10% of the benefit vests with each additional year of service. The vested benefit is payable to a non-employee director's designated beneficiary if the director dies before receipt of the full benefit.

                          STOCK OWNERSHIP OF MANAGEMENT

             The following table sets forth information, as of March 10, 1995, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

    Name of Beneficial Owner          Amount and Nature of  Percent of
                                           Beneficial       Class
                                          Ownership(1)

    Barry K. Allen  . . . . . . . .             5,000            *
    Calvin W. Aurand, Jr.(2)  . . .            81,697            *
    Jameson A. Baxter   . . . . . .             8,250            *
    Donald D. Belcher   . . . . . .            10,000            *
    George T. Brophy  . . . . . . .             7,650            *
    William J. Cadogan  . . . . . .             4,200            *
    Richard L. Gunderson  . . . . .             1,500            *
    Gerald A. Henseler  . . . . . .            84,352(3)         *
    Bernard S. Kubale   . . . . . .            11,550            *
    Curtis W. Tarr(2)   . . . . . .             7,510            *
    Donald Taylor . . . . . . . . .             8,250            *
    Allan J. Williamson   . . . . .           133,505            *
    Dennis J. Meyer   . . . . . . .             1,800            *
    John E. Tiffany   . . . . . . .             7,235(4)         *
    All directors and executive
      officers as a group (17
      persons)  . . . . . . . . . .           418,670            2.1%
   ________________
   *    Less than one percent.

   (1) Includes shares subject to currently exercisable options and options exercisable within 60 days of March 10, 1995 as follows: Mr. Allen, 3,000 shares; Mr. Aurand, 67,500 shares; Ms. Baxter, 6,500 shares; Mr. Brophy, 7,500 shares; Mr. Cadogan, 4,000 shares; Mr. Henseler, 13,750 shares; Mr. Kubale, 7,500 shares; Mr. Tarr, 1,500 shares;
        Mr. Taylor, 7,500 shares; Mr. Williamson, 20,400 shares; Mr. Tiffany, 1,450 shares; and all directors and executive officers as a group, 171,200 shares.

   (2) Messrs. Aurand and Tarr will retire as directors effective at the time of the Annual Meeting.

   (3) Includes 18,610 shares held by Mr. Henseler's spouse and 4,966 shares held by trusts for the benefit of Mr. Henseler's daughter. Mr. Henseler shares voting and investment power over these shares.

   (4) Includes 1,713 shares held by Mr. Tiffany's spouse. Mr. Tiffany shares voting and investment power over these shares.


                             EXECUTIVE COMPENSATION

   Summary Compensation Information

             The following table sets forth certain information for each of the last three fiscal years concerning compensation awarded to, earned by or paid to the person who served as the Company's Chief Executive Officer during fiscal 1994 and each of its four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in fiscal 1994. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                                     Summary Compensation Table

                                                                                  Long Term Compensation
                                                                               -----------------------------
                                                Annual Compensation (1)           Awards          Payouts
                                                --------------------------     ----------        ------------
                                                                               Securities
                                                                               Underlying           LTIP           All Other
    Name and Principal Position     Year          Salary         Bonus (2)       Options         Payouts (3)    Compensation (4)

    Calvin W. Aurand, Jr.           1994        $410,000         $256,947         ---               $92,625          $7,079
      Chairman of the Board (5)     1993         380,000          233,054          15,000            74,729           6,956
                                    1992         350,000          238,000          22,500           ---               3,964

    Gerald A. Henseler              1994         257,000          135,362           8,000            57,498           6,729
      Executive Vice President      1993         234,000          120,112           7,000            45,026           6,637
      and Chief Financial           1992         216,667          125,667           9,000           ---               2,884
      Officer

    Allan J. Williamson             1994         208,000          117,868           8,000            48,222           4,401
      President of Banta            1993         198,000          131,671           6,000            39,702           4,309
      Company, a division of        1992         187,500          107,761           9,000           ---               2,649
      the Company

    John E. Tiffany                 1994         160,000           68,272           5,500            36,969           3,474
      Vice President                1993         151,000           62,408           5,000            30,529           3,288
      Manufacturing                 1992         144,000           69,120           7,500           ---               1,091

    Dennis J. Meyer                 1994         149,065           78,272           6,000           ---               1,554
      Vice President                1993         ---              ---             ---               ---             ---
      Marketing and Planning        1992         ---              ---             ---               ---             ---
      (6)

   _________________________

   (1) Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

   (2) Consists of awards under the Company's Management Incentive Award Plan, which is a performance-based bonus plan. The bonus amount for Mr. Meyer also includes a $10,000 bonus paid at the commencement of his employment with the Company.

   (3) Consists of awards under the Company's Long Term Incentive Plan, with respect to successive three-year performance periods. The initial performance period ended in fiscal 1993.

   (4) For fiscal 1994, includes Company matching contributions under the Company's Incentive Savings Plan, which is a profit sharing plan under Section 401(k) of the Internal Revenue Code, of $4,620, $3,465, $3,465, $2,662 and $1,554 for Messrs. Aurand,
        Henseler, Williamson, Tiffany and Meyer, respectively, and premiums for disability insurance in excess of the coverage provided other salaried employees in the amounts of $2,459, $3,264, $936 and $812 paid by the Company on behalf of Messrs. Aurand, Henseler, Williamson and Tiffany, respectively.

   (5) Mr. Aurand retired as Chief Executive Officer of the Company on December 31, 1994 and will retire as an officer of the Company on April 30, 1995. Mr. Belcher, who joined the Company in September, 1994, succeeded Mr. Aurand as Chief Executive Officer on January 1, 1995.

   (6) Mr. Meyer was appointed Vice President Marketing and Planning on January 10, 1994.

   Stock Options

             The Company has in effect equity plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 1994 to each of the named executive officers, other than Mr. Aurand who was not granted options in fiscal 1994 due to his impending retirement.

                                              Option Grants in 1994 Fiscal Year
                                                                                                     Grant Date
                                      Individual Grants                                                Value
    ---------------------------------------------------------------------------------------------   -----------
                                                      Percentage of
                                  Number of           Total Options
                                  Securities           Granted to       Exercise or                  Grant Date
                                  Underlying          Employees in       Base Price   Expiration      Present
    Name                     Options Granted (1)       Fiscal Year       ($/share)       Date        Value (2)

    Gerald A. Henseler  . .         8,000                   2.9%           $31.00      10/31/99       $81,680
    Allan J. Williamson   .         8,000                   2.9             31.00      10/31/99        81,680
    John E. Tiffany   . . .         5,500                   2.0             31.00      10/31/99        56,155
    Dennis J. Meyer   . . .         6,000                   2.1             31.00      10/31/99        61,260

    _________________________
   (1) The options reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code) were granted on November 1, 1994 and vest 25% at the end of one year from the date of grant, 50% at the end of two years and 100% at the end of three years. The options are subject to early vesting in the case of the optionee's death, disability or retirement after reaching age 65.

   (2) The option values presented are based on the Black-Scholes option pricing model adopted for use in valuing stock options. Material assumptions and adjustments incorporated in the Black-Scholes model in estimating the values of the options reflected in the table above include the following: (a) an exercise price of the option equal to the fair market value of the underlying stock on the date of grant;
        (b) a risk-free rate of return equal to 7.72%, representing the interest rate on a U.S. Treasury security with a maturity date corresponding to the term of the option; (c) volatility of 26.5%, which was calculated using daily Common Stock prices for the one-year period prior to the date of grant; (d) a dividend yield equal to 1.68%, representing the dividend yield on the Common Stock as of the date of grant; and (e) an option term of five years. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised. There is no assurance that the value realized by an optionee will be at or near the value estimated under the Black-Scholes model.


             The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the 1994 fiscal year and the fiscal year-end value of unexercised options held by such officers.

                                                             Aggregated Option Exercises in 1994
                                                        Fiscal Year and Fiscal Year-End Option Values
                                                                  Number of Securities         Value of Unexercised In-the-
                                                                 Underlying Unexercised           Money Options at Fiscal
                             Shares Acquired        Value      Options at Fiscal Year-End              Year-End (1)
    Name                     on Exercise         Realized(1)   Exercisable   Unexercisable       Exercisable      Unexercisable

    Calvin W. Aurand, Jr.        17,125          $311,204       45,000             22,500        $495,975               $60,975
    Gerald A. Henseler            3,450            61,668       13,750             17,750         123,765                24,390
    Allan J. Williamson           7,500           127,837       20,400             17,000         232,440                24,390
    John E. Tiffany               3,375            50,287        6,125(2)          13,000          49,912                20,325
    Dennis J. Meyer               0                 0            0                  6,000           0                     0

    _________________________

   (1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

   (2) Includes options covering 4,675 shares of Common Stock which were exercised by Mr. Tiffany on March 1, 1995.

   Long Term Incentive Plan

             During fiscal 1994, each of the named executive officers was designated as a participant under the Company's Long Term Incentive Plan (the "LTIP") for the 1994 to 1996 performance period. Information regarding such participation is set forth below. Awards, if any, earned for the 1994 to 1996 performance period will be paid in early 1997.

           Long Term Incentive Plan - Participation in 1994 Fiscal Year (1)
                                Performance or
                                 Other Period         Estimated Future Payouts
                               Until Maturation  --------------------------------
    Name                         or Payout       Threshold    Target      Maximum

    Calvin W. Aurand, Jr. (2)                     ---         ---         ---
    Gerald A. Henseler            1994 to 1996    $34,031     $68,063    $102,094
    Allan J. Williamson           Fiscal Years     26,750      53,500      80,250
    John E. Tiffany                                20,438      40,875      61,313
    Dennis J. Meyer                                20,500      41,000      61,500

    _________________________

   (1) The LTIP (which was adopted in 1991) provides for cash awards to officers and other key employees of the Company with respect to successive three-year performance periods. Awards for a performance period under the LTIP are based upon attainment of goals established for the Company as a whole with respect to such performance period. For the 1994 to 1996 performance period (comparable to prior performance periods), awards will be based on the achievement of a specified return on equity. Awards under the LTIP range from 12.5% to 37.5% of a participant's average base salary during the performance period depending upon whether the threshold, target or maximum performance goals are achieved. The estimated future payouts set forth above are based on the average of the 1994 and 1995 base salaries of the named executive officers.

   (2) Due to his retirement, Mr. Aurand will not be eligible to earn an LTIP payout for the 1994 to 1996 performance period.

   Pension Plan Benefits

             The following table sets forth the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company's Salaried Employees Pension Plan as well as under the Company's Supplemental Retirement Plan (which, in part, provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified benefit plans) based upon remuneration that is covered under the plans and years of service with the Company and its subsidiaries.

                                      Pension Plan Table
   Average Monthly                             Yearly Pension After
   Compensation in Five                     Specified Years of Service
   Highest Consecutive       -----------------------------------------------------------
   Years                     10 Years   15 Years  20 Years  25 Years  30 Years  35 Years

          $12,000            $ 36,000   $ 46,080  $ 56,160  $ 66,240  $ 76,320  $ 86,400
           15,000              45,000     57,600    70,200    82,800    95,400   108,000
           18,000              54,000     69,120    84,240    99,360   114,480   129,600
           21,000              63,000     80,640    98,280   115,920   133,560   151,200
           24,000              72,000     92,160   112,320   132,480   152,640   172,800
           27,000              81,000    103,680   126,360   149,040   171,720   194,400
           30,000              90,000    115,200   140,400   165,600   190,800   216,000
           33,000              99,000    126,720   154,440   182,160   209,880   237,600
           36,000             108,000    138,240   168,480   198,720   228,960   259,200
           39,000             117,000    149,760   182,520   215,280   248,040   280,800
           42,000             126,000    161,280   196,560   231,840   267,120   302,400

             A participant's remuneration covered by the Company's pension plans is such participant's base salary. The base salaries paid for each of the last three fiscal years to the named executive officers are set forth in the Summary Compensation Table. As of December 31, 1994, Messrs. Aurand, Henseler, Williamson, Tiffany and Meyer had completed 6, 28, 32, 6 and 1 years of credited service under the Company's pension plans, respectively. Benefits shown in the table are computed as a straight single life annuity assuming retirement at age 65. The benefits reflected in the table are subject to reduction for Social Security benefits.

   Agreements with Named Executive Officers

             The Company has agreements with Messrs. Williamson and Henseler which provide for certain benefits in the event of termination of employment after a change of control of the Company. The principal benefits are: (a) a bonus under any Company bonus or incentive plan or plans for the year in which termination occurs; (b) continued salary payments and life insurance and medical and disability insurance for a maximum of four years, with reduced payments for a surviving spouse; (c) additional pension benefits to fully or partially compensate for the reduction of benefits under the Company's pension plan due to termination of employment; and (d) full exercise rights for all stock options for three months following termination of employment. These benefits are made available if the executive officer's employment is terminated by the Company other than for cause as defined in the agreements or if he terminates his employment because of significant changes made in his working conditions or status without his consent. Continued salary payments and insurance benefits are to be reduced by corresponding payments and benefits obtained from any successor employer. The transactions which are deemed to result in a "change of control" of the Company for purposes of the agreements include: (1) the acquisition of more than 30% of the voting stock of the Company by any person, organization or group; (2) the sale of all or substantially all of the Company's business or assets; (3) a consolidation or merger, unless the Company or a subsidiary is the surviving corporation; (4) the acquisition of assets or stock of another entity if in connection with the acquisition new persons become directors of the Company and constitute a majority of the Board; and (5) the election in opposition to the nominees proposed by management of two or more directors in any one election on behalf of any person, organization or group.

             The Company has agreements, with Messrs. Aurand, Tiffany, Meyer and certain other officers and key employees which, in addition to benefits similar to those described in (a), (c) and (d) above, provide for continued employment for periods of from one to three years after a change of control (the "Employment Period") and for lump-sum termination payments ranging from a minimum of one year's salary and bonus to a maximum of three year's salary and bonus if employment is terminated during the Employment Period by the Company (other than for cause or disability) or by the executive due to significant changes in his working conditions or status without his consent. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. During the Employment Period, the executive's employee benefits such as health, accident and life insurance will be continued until comparable benefits are available from a new employer. The termination payment and amount of benefits may be reduced to the extent necessary to avoid an "excess parachute payment" under the Internal Revenue Code but if, notwithstanding any such reduction, the executive is required to pay any excise tax, penalties or interest with respect to the termination payment and benefits, the Company is required to make a cash payment to him designed to compensate for such taxes, penalties and interest. In addition, the Company has agreed to pay Mr. Aurand a severance payment of one year's salary if his employment is terminated by the Company other than for cause or disability prior to a change of control. Mr. Meyer also has a severance agreement with the Company pursuant to which he would receive a severance payment of up to one year's salary if he is terminated after April 30, 1995 and prior to April 30, 1996.

             The Company has deferred compensation plans for key employees in which the named executive officers are eligible to participate and which provide for deferral of salary payments. Payments under the deferred compensation plans generally commence following retirement of the participant. However, in the event of a change of control, a participant in the deferred compensation plans will receive a lump sum payment. The lump sum payment will be equal to the present value of the participant's future benefits if the participant is receiving benefits at the time of such change of control or the amount standing to the participant's credit in his or her deferred compensation account if the participant is not otherwise entitled to receive benefits at the time of such change of control. Amounts paid under the Management Incentive Award Plan and the LTIP also are subject to deferral at the election of the participants. Payment of such deferred amounts generally begins following the retirement of the participant and is not subject to acceleration in the event of a change of control of the Company. The Company has entered into an executive trust agreement with Firstar Trust Company to provide a means of segregating assets for the payment of these benefits (as well as benefits under the Company's Supplemental Retirement Plan), subject to claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

             The Company also has an agreement with Mr. Williamson providing for monthly payments of $3,000 to him following retirement for a period of 120 months. In the event of death after retirement and prior to receipt of all payments, any remaining payments are to be made to Mr. Williamson's designated beneficiary or estate. Payments under the agreement may be forfeited in the event Mr. Williamson engages in specified competitive activities during the first four years following retirement. In addition, the Company has an agreement with Mr. Henseler providing for monthly payments of $2,000 for 120 months in the event that Mr. Henseler's employment is terminated by the Company or as a result of his death or if Mr. Henseler retires after age 62. The agreement provides that Mr. Henseler may designate a beneficiary to receive the payments to which he is entitled in the event of his death prior to the receipt of any or all such payments. Payments under the agreement may be forfeited in the event Mr. Henseler engages in specified competitive activities during the first four years following his retirement or such termination.

             In connection with his retirement as an officer of the Company effective April 30, 1995, Mr. Aurand has entered into an agreement with the Company pursuant to which he will provide consulting services to the Company for a period of three years following his retirement. In consideration for such services, Mr. Aurand will be paid $5,000 per month for the first year, $4,000 per month for the second year, and $1,000 per month for the third year. The agreement also contains a three-year covenant not-to-compete for which Mr. Aurand will receive $3,000 per month for a period of ten years. In addition, the agreement will provide Mr. Aurand with ten years of credited service under the Company's Supplemental Retirement Plan effective upon his retirement. The agreement allows Mr. Aurand to designate a beneficiary to receive payments to which he is entitled in the event of his death.

   Board Compensation Committee Report on Executive Compensation

             The Compensation Committee of the Board is responsible for the various aspects of the Company's compensation package offered to its executive officers, including the named executive officers. The following is the report of the Compensation Committee:

             Policies Governing Executive Compensation. The Company's general policies relating to executive compensation are: (a) to establish a direct link between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for maximizing shareholder value;
   (c) to attract and retain the key executives necessary for the Company's long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the Compensation Committee's objective has been to ensure that a significant portion of the compensation paid to more senior executive officers, such as the named executive officers, be incentive-based since these individuals have more control and responsibility for the Company's direction and performance. The Compensation Committee's intent is that there would be greater variability in the levels of compensation paid to these officers which is directly linked to Company performance.

             Executive Compensation Package. As reflected under the section entitled "Executive Compensation," the Company's executive compensation package consists of a mix of salary, bonus awards and stock option grants as well as benefits under the employee benefit plans offered by the Company. At the Annual Meeting, the Company is also seeking shareholder approval of the 1995 Plan. See "1995 Plan." If the 1995 Plan is approved by shareholders, the Compensation Committee will have the authority to grant types of equity-based awards not currently used (e.g., stock appreciation rights, restricted stock and performance shares).

             In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other named executive officers, the Compensation Committee, in conjunction with independent compensation consultants, compares the base salaries paid or proposed to be paid by the Company with the ranges of salaries paid by corporations of similar size relative to the Company and operating in comparable industries. In establishing salaries for 1994, the Compensation Committee reviewed salary data compiled by the Company's independent compensation consultants, including data for Fortune 1000 companies in the printing and publishing industries. Although this comparison group included some of the companies constituting the peer group described in the section entitled "Performance Information," the comparison group considered by the Compensation Committee was much larger than the peer group. It is the judgment of the Compensation Committee that a review of the compensation practices of a broader range of companies is appropriate in establishing competitive salary ranges for the Company's executive officers. The relative financial performance of the companies in the comparison group was not directly considered by the Compensation Committee in setting base salaries for the Company's executive officers.

             Using the salary ranges derived from a review of the comparison group companies as a guide, the Compensation Committee established base salary levels for the Company's executive officers at or around the median level of prevailing market practice. For 1994, the Compensation Committee increased the minimum, midpoint and maximum ranges for each salary grade by 3.5%. The Compensation Committee also approved a 4.5% guideline for 1994 executive officer base salary increases, subject to individual variances to reflect above or below average performance. In establishing salaries for each individual executive officer, Mr. Aurand, as the Company's Chief Executive Officer, made specific recommendations for salary adjustments (other than his own) to the Compensation Committee based on the foregoing guidance provided by the Committee as well as a review of industry comparables, the level of responsibility delegated to the particular executive officer, the expertise and skills offered by each officer and the officer's individual job performance. These various factors were considered on a case-by-case basis and no specific formula was used to give any one factor a relative weight as compared to the others. The Compensation Committee reviewed Mr. Aurand's recommendations and then made final decisions on the base salaries to be paid by the Company. Although base salary levels established for the Company's executive officers in 1994 were not directly tied to any specific measure of corporate performance, the Compensation Committee did consider the cumulative total return on the Common Stock over the last several years in reaching its final decision on compensation levels. See "Performance Information." The Compensation Committee also reviewed and fixed the base salary of Mr. Aurand for 1994 based on similar competitive compensation data and individual job performance criteria. The base salary paid to Mr. Aurand for fiscal 1994 was $410,000.

             In addition to base salary, it is the policy of the Compensation Committee to provide a substantial portion of each executive officer's total compensation through annual and intermediate-term incentive plans which provide awards based on Company performance. The purpose of these plans is to more closely align compensation to the Company's annual and intermediate-term financial performance and to reward key employees for the achievement of certain other specified goals.

             The Company's Management Incentive Award Plan allows key employees of the Company (including the Chief Executive Officer and the other named executive officers) to earn cash bonus awards in any year in which the Company's return on equity equals or exceeds 13% and certain other Company-wide and, where appropriate, divisional goals are achieved. The Company-wide and divisional goals established under the Management Incentive Award Plan are reviewed and approved on an annual basis by the Compensation Committee. Under the Plan, and assuming that the return on equity threshold is achieved, awards paid to executive officers serving in one of the Company's divisions are based 25% on the achievement of an established goal for pre-tax earnings on a Company-wide basis and 75% on the achievement of specific divisional goals. The divisional goals are tailored on an annual basis to reflect management's objectives regarding each individual division. In 1994, each division had as its primary divisional goal a target relating to either operating income or pre-tax earnings. Executive officers who have corporate (as compared with divisional) responsibilities receive bonus awards under the Management Incentive Award Plan based on the Company meeting the return on equity threshold and achieving a pre-tax earnings target. Awards under the Plan are made on a continuum subject to minimum, targeted and maximum amounts and reflect varying percentages of salary based on the individual's respective salary grade. Subject to certain limitations, special awards may be made to specified participants even if the return on equity target is not met if the Compensation Committee determines that such participants contributed substantially to improved performance. Bonuses paid to the named executive officers for 1994 performance under the Management Incentive Award Plan are reflected in the "Bonus" column of the Summary Compensation Table. The bonus paid to Mr. Aurand for 1994 ($256,947) was based on the Company surpassing the 13% target for return on equity and achieving a specified goal relating to pre-tax earnings on a Company-wide basis. The award to Mr. Aurand was between the targeted and maximum amounts available under the Management Incentive Award Plan.

             The LTIP is intended to provide intermediate-term performance incentives for the Company's key employees, including the named executive officers. The LTIP offers cash awards for the achievement of specified targets for return on equity over successive three-year performance periods. If the performance targets are met, the magnitude of awards under the LTIP will be based on the extent to which goals are achieved or surpassed and the particular employee's salary grade. For the performance period ended December 31, 1994, the Company achieved a three-year return on equity resulting in awards to participants between the threshold and targeted amounts. Based on this performance and his salary grade, Mr. Aurand was awarded $92,625 under the LTIP for the performance period ended December 31, 1994.

             The Company's executive compensation package also includes stock option grants. Options granted by the Company have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. It has been the policy of the Compensation Committee that options should provide a long-term incentive and align the interests of management with the interests of shareholders. Assuming that shareholders approve the 1995 Plan at the Annual Meeting, the Compensation Committee also will have the authority to make equity awards other than stock options. No decision has been made to date as to the types of awards that may be made to the executive officers under the 1995 Plan.

             The number of shares of Common Stock subject to options granted to the Company's executive officers has historically been based primarily on the relative salary grade of each officer. The Compensation Committee has also considered the amounts and terms of prior grants in making new option grants in each year. In addition, the Compensation Committee has indicated its intent to review the number and value of options granted by selected peer companies in making option grants to the Company's executive officers in the future. By tying a portion of each executive officer's overall compensation to stock price through the grant of options, the Compensation Committee seeks to enhance its objective of providing a further incentive to maximize long-term shareholder value. Due to his impending retirement, Mr. Aurand was not granted stock options during fiscal 1994.

             In connection with the Company's stock-based plans, the Compensation Committee endorses the policy that stock ownership by management is an important factor in aligning the interests of management and the Company's shareholders. The Compensation Committee has adopted stock ownership guidelines that are intended to encourage stock ownership by management. Under these guidelines, management personnel are expected to own a specified number of shares of Common Stock depending upon their respective salary grade. These guidelines were adopted in 1994 and are being phased in over a period of years. It is the Compensation Committee's intent that an individual's compliance with the stock ownership guidelines will be considered in determining the size of any future stock-based grants.

             In early 1995, the Company entered in an agreement with Mr. Aurand in connection with his retirement. A description of this agreement is included under the caption "Agreements with Named Executive Officers."

             The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to the Company's employees, including executive officers, to encourage their continued service with the Company. In the Compensation Committee's view, a competitive benefit package is an essential component to achieving the Company's goal of being able to attract new key employees from time to time as events warrant.

             Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

                  BANTA CORPORATION
                  COMPENSATION COMMITTEE

                  Bernard S. Kubale, Chairperson
                  Barry K. Allen
                  Jameson A. Baxter
                  George T. Brophy
                  William J. Cadogan
                  Richard L. Gunderson
                  Curtis W. Tarr
                  Donald Taylor

   Compensation Committee Interlocks and Insider Participation

       The Compensation Committee consists of Ms. Baxter and Messrs. Allen, Brophy, Cadogan, Gunderson, Kubale (Chairperson), Tarr and Taylor. Mr. Kubale is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin. Foley & Lardner has served as legal counsel to the Company for many years. Mr. Tarr will retire as a director effective at the time of the Annual Meeting. Mr. Gunderson became a director of the Company and a member of the Compensation Committee effective January 1, 1995.


                             PERFORMANCE INFORMATION

       Set forth below is a line graph comparing during the last five years the Company's cumulative total shareholder return with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and companies in a peer group selected in good faith by the Company. The total return information presented in the graph assumes the reinvestment of dividends. The companies in the peer group comparison are: American Business Products Inc.; Bowne and Company Inc.; CSS Industries, Inc.; Cadmus Communications Corp.; Courier Corp.; Devon Group, Inc.; Duplex Products Inc.; Ennis Business Forms Inc.; John H. Harland Company; Reynolds and Reynolds Company; Standard Register Company; Wallace Computer Services Inc.; and Waverly, Inc. All of these companies are in the graphic arts industry. The returns of each component company in the peer group have been weighted based on such company's relative market capitalization.

                 Comparison of Five Year Cumulative Total Return
         Among Banta Corporation, S&P 500 Index and Peer Group Companies

                            [STOCK PERFORMANCE CHART]

                                          December 31,
                               1989  1990   1991  1992   1993  1994

   Banta Value . . . . . . .   $100  $110   $132  $191   $254  $215
   S&P 500 Composite . . . .    100    97    126   136    150   152
   Peer Index  . . . . . . .    100    76    109   126    154   151


                                    1995 PLAN

   General

       The purpose of the 1995 Plan is to promote the best interests of the Company and its shareholders by providing key employees of the Company and its affiliates, and members of the Board who are not employees of the Company or its affiliates, with an opportunity to acquire a proprietary interest in the Company. The 1995 Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

       The Company currently has in effect the 1991 Plan. As of March 1, 1995, 942,666 shares of Common Stock were subject to outstanding options and 192,551 shares remained available for the granting of additional options under the 1991 Plan. To the extent outstanding options under the 1991 Plan expire unexercised, are cancelled or are terminated, the shares subject thereto will be available for the granting of additional options thereunder. The Company also has in effect the 1987 Nonstatutory Stock Option Plan under which 152,929 shares of Common Stock were subject to outstanding options as of March 1, 1995. No additional options may be granted under the 1987 Nonstatutory Stock Option Plan. To allow for additional equity-based compensation awards to be made by the Company, the 1995 Plan was adopted by the Board on December 6, 1994. The 1995 Plan will be effective following shareholder approval thereof provided that such approval is obtained within twelve months following the Board's adoption of the Plan.

       The following summary description of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan which is attached to this Proxy Statement as Appendix A.

   Administration and Eligibility

       The 1995 Plan is required to be administered by a committee of the Board (the "Committee") consisting of no less than two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. In the event that the Committee is not appointed, the functions of the Committee will be exercised by those members of the Board who qualify as "disinterested persons" under Rule 16b-3 and as "outside directors" within the meaning of Section 162(m). The Compensation Committee has been designated as the current administrator of the 1995 Plan. Among other functions, the Committee has the authority to establish rules for the administration of the 1995 Plan; to select the key employees of the Company and its affiliates to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the 1995 Plan. Subject to the express terms of the 1995 Plan, determinations and interpretations with respect thereto will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.

       Any key employee of the Company or any affiliate, including any executive officer or employee-director of the Company who is not a member of the Committee, is eligible to be granted awards by the Committee under the 1995 Plan. In addition to key employees, each non-employee director of the Company is automatically entitled, as described below, to receive option grants under the 1995 Plan. Initially, approximately ninety employees are eligible to participate in the 1995 Plan. The number of eligible employees may increase over time based upon future growth of the Company. Assuming that the Board's nominees are elected at the Annual Meeting, the number of non-employee directors initially entitled to receive options under the 1995 Plan will be seven.

   Awards Under the 1995 Plan; Available Shares

       The 1995 Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("ISOs") or non-qualified stock options; (b) stock appreciation rights ("SARs");
   (c) restricted stock; and (d) performance shares. The 1995 Plan also provides for the automatic grant of non-qualified options to non-employee directors of the Company. The 1995 Plan provides that up to a total of 1,000,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder.

       If any shares subject to awards granted under the 1995 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 1995 Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

   Terms of Awards

       Option Awards to Key Employees. Options granted under the 1995 Plan to key employees may be either ISOs or non-qualified stock options. No individual key employee may be granted options to purchase in excess of 150,000 shares of Common Stock under the 1995 Plan (subject to adjustment as described below).

       The exercise price per share of Common Stock subject to options granted to key employees under the 1995 Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant.
   The term of any option granted to a key employee under the 1995 Plan will be as determined by the Committee, provided that the term of an ISO may not exceed ten years from the date of its grant. Options granted to key employees under the 1995 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 1995 Plan will also be required to comply with all other terms of Section 422 of the Internal Revenue Code.

       Option Awards to Non-Employee Directors. Under the 1995 Plan, any person who is first elected as a non-employee director of the Company after the effective date of the Plan will automatically be granted, on the date of such election, a non-qualified stock option to purchase 3,000 shares of Common Stock (subject to adjustment as described below). In addition, the 1995 Plan provides that each non-employee director (if he or she continues to serve in such capacity) will, on the day after the annual meeting of shareholders in each year commencing the day after the Annual Meeting in 1995, automatically be granted an option to purchase 1,000 shares of Common Stock (subject to adjustment as described below). Notwithstanding the preceding sentence, the 1995 Plan provides that if a person who is first elected as a non-employee director on the date of an annual meeting of shareholders receives the initial option grant under the Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Non-employee directors will be entitled to receive the automatic grants under the 1995 Plan as described above only for so long as the Plan remains in effect and a sufficient number of shares are available for the granting of such options thereunder.

       The option price per share of any option granted to a non-employee director must be 100% of the "market value" of a share of Common Stock on the date of grant of such option. The "market value" of a share on the date of grant to the non-employee director will be the last sale price per share for the Common Stock in the Nasdaq National Market on the trading day next preceding such grant date; provided, however, that if the principal market for the Common Stock is then a national securities exchange, the "market value" shall be the closing price per share for the Common Stock on such securities exchange on the trading day next preceding the date of grant, or, in either case above, if no trading occurred on the trading date next preceding the date on which the non-qualified stock option is granted, then the "market price" per share shall be determined with reference to the next preceding date on which the shares were traded. An option granted to a non-employee director will become exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement within six months after the date of grant, the option will become immediately exercisable in full.

       Options granted to non-employee directors will terminate on the earlier of (a) ten years after the date of grant, or (b) twelve months after the non-employee director ceases to be a director of the Company. Options granted to non-employee directors may be exercised under the 1995 Plan by payment in full of the exercise price, either in cash or in whole or in part by tendering previously acquired shares of Common Stock having a market value on the date of exercise equal to the option exercise price.

       The Committee has no discretion to alter the provisions governing options granted to non-employee directors.

       SARs. An SAR granted under the 1995 Plan will confer on the key employee holder a right to receive, upon exercise thereof, the excess of
   (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the 1995 Plan will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any SAR granted under the 1995 Plan will be determined by the Committee at the time of grant. Pursuant to the terms of the 1995 Plan, no individual key employee may be granted SARs thereunder with respect to in excess of 150,000 shares of Common Stock (subject to adjustment as described below).

       Restricted Stock. Shares of restricted Common Stock granted to key employees under the 1995 Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of a key employee's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee.

       The 1995 Plan limits the total number of shares of restricted stock that may be awarded thereunder to 150,000 shares. In addition, no individual key employee may be granted in excess of 50,000 shares of restricted stock under the 1995 Plan. The foregoing numerical limitations on the issuance of shares of restricted stock are subject to adjustment as described below.

       Performance Shares. The 1995 Plan also provides for the granting of performance shares to key employees. The Committee will determine and/or select the applicable performance period, the performance goal or goals (and the performance level or levels related thereto) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Under the terms of the 1995 Plan, the Committee may select from various performance goals, including return on equity, return on investment, return on net assets, economic value added, earnings from operations, pre-tax profits, net earnings, net earnings per share, working capital as a percent of net sales, net cash provided by operating activities, market price for the Common Stock and total shareholder return. In conjunction with selecting the applicable performance goal or goals, the Committee will also fix the relevant performance level or levels (e.g., a 15% return on equity) which must be achieved with respect to the goal or goals in order for the performance shares to be earned by the key employee. The performance goals selected by the Committee under the 1995 Plan may, to the extent applicable, relate to a specific division or subsidiary of the Company or apply on a Company-wide basis.

       Following completion of the applicable performance period, payment on performance shares granted to and earned by key employees will be made in shares of Common Stock (which, at the discretion of the Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Committee may provide that, during a performance period, key employees will be paid cash amounts with respect to each performance share granted to such key employees equal to the cash dividend paid on a share of Common Stock. Pursuant to the terms of the 1995 Plan, no key employee may receive more than 50,000 performance shares thereunder (subject to adjustment as described below).

   Adjustments

       If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1995 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 1995 Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

   Limits on Transferability

       No award granted under the 1995 Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

   Amendment and Termination

       The Board may amend, suspend or terminate the 1995 Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The 1995 Plan provides that the provisions governing the granting of options to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. The 1995 Plan further provides that shareholder approval of any amendment thereto must also be obtained if required by (a) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the 1995 Plan to remain qualified under Rule 16b-3), (b) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted thereunder) or
   (c) the quotation or listing requirements of the exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market).

   Withholding

       Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 1995 Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 1995 Plan may be settled with shares of Common Stock (other than shares of restricted stock), including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 1995 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

   Certain Federal Income Tax Consequences

       Stock Options. The grant of a stock option under the 1995 Plan will create no income tax consequences to the key employee or the non-employee director or the Company. A key employee or a non-employee director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or the non-employee director. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

       In general, a key employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the key employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee.
   Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

       Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the key employee receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

       Restricted Stock. A key employee will not recognize income at the time an award of restricted stock is made under the 1995 Plan, unless the election described below is made. However, a key employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

       A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

       Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the key employee will recognize ordinary income equal to the fair market value of the shares of Common Stock received, except that if the key employee receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the key employee will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

   New Plan Benefits

       No awards have been made to date under the 1995 Plan and the Company cannot currently determine the awards that may be granted in the future to key employees thereunder. Such determinations will be made from time to time by the Committee. Assuming that the 1995 Plan is approved by shareholders at the Annual Meeting, the non-employee directors will be entitled to receive an automatic grant of options on the day following the Annual Meeting and thereafter as described herein.

       During fiscal 1994, certain awards were granted to key employees under the 1991 Plan. Stock options granted under the 1991 Plan to the named executive officers during fiscal 1994 are disclosed under the caption "Executive Compensation." During fiscal 1994, options to purchase a total of 88,000 and 191,300 shares were granted to all executive officers and all other employees as a group, respectively, under the 1991 Plan at average per share exercise prices of $31.94 and $31.00, respectively. Options to purchase a total of 2,000 shares were granted to non-employee directors under the 1991 Plan during 1994 at a per share exercise price of $36.25. In addition, Mr. Gunderson received an option to purchase 3,000 shares of Common Stock with an exercise price of $30.25 upon his appointment to the Board effective January 1, 1995.

       On March 1, 1995, the last reported sale price per share of the Common Stock on the Nasdaq National Market was $31.75.

   Vote Required

       The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 1995 Plan (assuming a quorum is present) is required to approve the 1995 Plan. Any shares not voted at the Annual Meeting with respect to the 1995 Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 1995 Plan.

   THE BOARD RECOMMENDS A VOTE "FOR" THE 1995 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 1995 PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

       On January 31, 1995, the Board selected the firm of Arthur
   Andersen LLP, which served as independent certified public accountants for the fiscal year ended December 31, 1994, to serve in such capacity for the current fiscal year. It is expected that representatives of such firm will be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.


                                  OTHER MATTERS

       All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, and expects to pay such firm a fee of approximately $3,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

       Section 16(a) of the Exchange Act requires the Company's officers and directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements.


                              SHAREHOLDER PROPOSALS

       A shareholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in the Company's proxy materials must submit the proposal to the Company in advance of the meeting. Proposals for the annual meeting to be held in 1996 must be received by the Company at its principal office no later than November 16, 1995. In addition, a shareholder who otherwise intends to present business at any annual meeting (including nominating persons for election as directors) must comply with, among other things, the notice requirements set forth in the Company's By-laws.


                            By Order of the Board of Directors
                            BANTA CORPORATION



                            Ronald D. Kneezel
                            Secretary

       The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 1994. Requests for Form 10-K must be in writing and addressed to Gerald A. Henseler, Executive Vice President and Chief Financial Officer, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952.

                                BANTA CORPORATION
                           1995 EQUITY INCENTIVE PLAN


   Section 1.   Purpose

       The purpose of the Banta Corporation 1995 Equity Incentive Plan (the "Plan") is to promote the best interests of Banta Corporation (together with any successor thereto, the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company's Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

   Section 2.   Definitions

       As used in the Plan, the following terms shall have the respective meanings set forth below:

       (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

       (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.

       (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

       (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       (e) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

       (f) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 and each of whom is an "outside director" within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

       (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

       (h) "Excluded Items" shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

       (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

       (j)   "Incentive Stock Option" shall mean an option granted under
   Section 6(a) of the Plan that is intended to meet the requirements of
   Section 422 of the Code (or any successor provision thereto).

       (k) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

       (l) "Non-Employee Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

       (m)   "Non-Qualified Stock Option" shall mean an option granted under
   Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director under
   Section 6(b) of the Plan.

       (n) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

       (o) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

       (p) "Performance Goals" shall mean the following (in all cases after excluding the impact of applicable Excluded Items):

        (i) Return on equity for the Performance Period for the Company on a consolidated basis.

        (ii) Return on investment for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        (iii) Return on net assets for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        (iv) Economic value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        (v) Earnings from operations for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        (vi) Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        (vii) Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        (viii) Net earnings per Share for the Performance Period for the Company on a consolidated basis.

        (ix) Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        (x) Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        (xi) Market price per Share for the Performance Period.

        (xii) Total shareholder return for the Performance Period for the Company on a consolidated basis.

       (q) "Performance Period" shall mean, in relation to Performance Shares, any period for which a Performance Goal or Goals have been established.

       (r) "Performance Share" shall mean any right granted under Section 6(e) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

       (s) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

       (t) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

       (u) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

       (v) "Restricted Stock" shall mean any Share granted under Section 6(d) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

       (w) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

       (x) "Shares" shall mean shares of common stock of the Company, $.10 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

       (y)   "Stock Appreciation Right" shall mean any right granted under
   Section 6(c) of the Plan.

   Section 3.    Administration

       The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as "disinterested persons" under Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code (or any successor provision thereto). Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (ii) designate Participating Key Employees;
   (iii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iv) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (v) determine the terms and conditions of any Award granted to a Participating Key Employee; (vi) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Section 6(b) of the Plan.

   Section 4.   Shares Available for Award

       (a)   Shares Available.  Subject to adjustment as provided in Section
   4(b):

        (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

        (ii) Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted Awards under the Plan that could result in such Participating Key Employee exercising Options for, or Stock Appreciation Rights with respect to, more than 150,000 Shares or receiving Awards relating to more than 50,000 Shares of Restricted Stock or more than 50,000 Performance Shares under the Plan. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

        (iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

        (iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

       (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, Non-Qualified Stock Options subject to grant or previously granted to Non-Employee Directors under
   Section 6(b) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

   Section 5.    Eligibility

       Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Awards of Non-Qualified Stock Options as provided in Section 6(b).

   Section 6.   Awards

       (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

        (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

        (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

        (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

        (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

       (b)  Non-Qualified Stock Option Awards to Non-Employee Directors.

        (i) Eligibility. Each Non-Employee Director shall automatically be granted Non-Qualified Stock Options under the Plan in the manner set forth in this Section 6(b). A Non-Employee Director may hold more than one Non-Qualified Stock Option, but only on the terms and subject to any restrictions set forth herein.

        (ii) Grant of Options to Newly-Elected Non-Employee Directors. Any Person who is first elected as a Non-Employee Director after the effective date of the Plan shall, on the date of such election, automatically be granted a Non-Qualified Stock Option to purchase 3,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof).

        (iii) Annual Option Grants to Non-Employee Directors. Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a Non-Qualified Stock Option to purchase 1,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof); provided, however, that a Person who is first elected as a Non-Employee Director on the date of an annual meeting of shareholders and who receives on that date a Non-Qualified Stock Option pursuant to
     Section 6(b)(ii) hereof shall not be eligible to begin to receive grants pursuant to this Section 6(b)(iii) until the day following the next succeeding annual meeting of shareholders.

        (iv) Grant Limitation. Notwithstanding the provisions of Sections 6(b)(ii) and 6(b)(iii) hereof, Non-Qualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

        (v) Exercise Price. The exercise price per Share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the "market value" of a Share on the date of grant of such Option. The "market value" of a Share on the date of grant to the Non-Employee Director shall be the last sale price per Share for the Shares in the Nasdaq National Market on the trading date next preceding such grant date; provided, however, that if the principal market for the Shares is then a national securities exchange, the "market value" shall be the closing price per Share for the Shares on the principal securities exchange on which the Shares are traded on the trading date next preceding the date of grant, or, in either case above, if no trading occurred on the trading date next preceding the date on which the Non-Qualified Stock Option is granted, then the "market price" per Share shall be determined with reference to the next preceding date on which the Shares were traded.

        (vi) Exercisability and Termination of Options. Non-Qualified Stock Options granted to Non-Employee Directors under the Plan shall become exercisable six months following the date of grant; provided, however, that if a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement within six months after the date of grant, the Option shall become immediately exercisable in full. Non-Qualified Stock Options granted to Non-Employee Directors shall terminate on the earlier of:

             (A)  ten years after the date of grant; or

             (B) twelve months after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director's death, disability or retirement.

        (vii) Exercise of Options. A Non-Qualified Stock Option granted to a Non-Employee Director may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company's principal office in Menasha, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. Any notice of exercise shall be accompanied by full payment of the exercise price of the Shares being purchased (x) in cash or its equivalent; (y) by tendering previously acquired Shares (valued at their "market value" [as determined in accordance with Section 6(b)(v)] as of the date of exercise); or (z) by any combination of the means of payment set forth in subparagraphs (x) and (y). For purposes of subparagraphs (y) and (z) above, the term "previously acquired Shares" shall only include Shares owned by the Non-Employee Director prior to the exercise of the Option for which payment is being made and shall not include Shares which are being acquired pursuant to the exercise of said Option. No shares will be issued until full payment therefor has been made.

       (c) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

       (d)  Restricted Stock Awards.

        (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 150,000 (such number of Shares subject to adjustment in accordance with the terms of
     Section 4(b) hereof). Non-Employee Directors are not eligible to be granted Restricted Stock under the Plan.

        (ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

        (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

        (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee, or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

        (v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.

       (e)  Performance Shares.

        (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Participating Key Employees. Non-Employee Directors are not eligible to be granted Performance Shares under the Plan.

        (ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. The Committee shall have sole discretion to alter the selected Performance Goals set forth in Section 2(p), subject to shareholder approval, to the extent required to comply with Rule 16b-3 and to qualify the Award for the performance-based exemption provided by
     Section 162(m) of the Code (or any successor provision thereto). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares which do not qualify for the performance-based exemption under Section 162(m) of the Code (or any successor provision thereto), the Committee may make such grants without satisfying the requirements thereof.

        (iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them.

        (iv) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(d)(iii) hereof.

       (f)  General.

        (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee. Awards of Non-Qualified Stock Options granted to Non-Employee Directors under Section 6(b) of the Plan shall be granted for no cash consideration unless otherwise required by law.

        (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

        (iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

        (v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee or a Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

        (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

        (vii) Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

        (viii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(d) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or a Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

   Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

       (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that the provisions of Section 6(b) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder; and provided further that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by:
   (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3),
   (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (iii) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

       (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

   Section 8.    General Provisions

       (a)  No Rights to Awards.  No Key Employee, Participating Key
   Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6(b) of the Plan) shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

       (b) Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

       (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

       (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(b) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

       (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

       (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

       (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

       (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

       (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   Section 9.    Effective Date of the Plan

       The Plan shall be effective on the day immediately following its approval by the shareholders of the Company provided that such approval is obtained within twelve months following the date of adoption of the Plan by the Board of Directors of the Company.

                                BANTA CORPORATION

       Proxy for Annual Meeting of Shareholders to be held April 25, 1995


       The undersigned constitutes and appoints DONALD D. BELCHER and RONALD
   D. KNEEZEL, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote as designated below, all shares of Banta Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Paper Valley Hotel & Conference Center, 333 West College Avenue, Appleton, Wisconsin on April 25, 1995 at 2:00 P.M. Central Time, and at all adjournments or postponements thereof:


     1. ELECTION OF DIRECTORS

        FOR all nominees listed below [   ]     WITHHOLD AUTHORITY  [  ]
        (except as marked to the                to vote for all nominees
        contrary below)                         listed below

     Barry K. Allen, Jameson A. Baxter, Donald D. Belcher, George T. Brophy, William J. Cadogan, Richard L. Gunderson, Gerald A. Henseler, Bernard S. Kubale, Donald Taylor, Allan J. Williamson.

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

   -----------------------------------------------------------------------

     2. To approve the Banta Corporation 1995 Equity Incentive Plan.

        [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

     3. In their discretion upon all such other business as may properly come before the meeting.

       The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of notice of the annual meeting and the proxy statement.

                         (Please sign on the other side)

   PROXY NO.               (Continued from other side)          NO. OF SHARES


       The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder; but, if no direction is indicated, this proxy will be voted FOR Items 1 and 2.

                            DATE:                                     , 1995

                            Signature

                            Signature if held jointly

                            Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

   PLEASE SIGN AND MAIL PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANTA CORPORATION.